UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 9, 2012

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 9, 2012, Barrett Business Services, Inc., a Maryland corporation (the "Company"), entered into a stock repurchase agreement with Kimberly J. Jacobsen Sherertz in her capacities as Personal Representative of the Estate of William W. Sherertz and Trustee of the Barrett Share Trust under the Will of William W. Sherertz (the "Estate"), and Kimberly J. Jacobsen Sherertz individually. Pursuant to the agreement, the Company agreed to acquire 2,485,929 shares of the Company's common stock (the "Estate Shares") held by the Estate at a price of $20.00 per share, for aggregate consideration of $49,718,580 consisting of $20,745,530 in cash at closing and 28,973 shares of Series A Nonconvertible Non-voting Redeemable Preferred Stock of the Company ("Series A Preferred Stock"). The Estate acquired beneficial ownership of the Estate Shares as a result of the passing of William W. Sherertz, a founder and former President and Chief Executive Officer of the Company, on January 20, 2011.

On March 9, 2012, the Company also entered into a stock repurchase agreement with Nancy Sherertz to acquire 500,000 shares of the Company's common stock at a price of $20.00 per share for aggregate consideration of $10,000,000 consisting of $4,173,000 in cash at closing and 5,827 shares of Series A Preferred Stock.

The initial dividend rate on the Series A Preferred Stock will be 5% per annum, payable semi-annually at the Company's option in cash or additional shares of Series A Preferred Stock. The dividend rate will increase by 2% annually beginning April 1, 2013 until all the Series A Preferred Stock has been redeemed.

The Series A Preferred Stock will be redeemable by the Company at its option in whole or in part at the redemption price of $1,000 per share plus all accrued and unpaid dividends at any time. The Series A Preferred Stock is subject to mandatory redemption five years from the date the shares of Series A Preferred Stock are originally issued.

The Series A Preferred Stock has no conversion rights. Except in limited circumstances, the holders of the Series A Preferred Stock have no voting rights.

In connection with the closing of the repurchase transaction, Kimberly J. Jacobson Sherertz has agreed to cause the Estate and all other affiliated holders of the Company's common stock and participants in her proxy soliciting group to cease all efforts previously undertaken with respect to her request for a special stockholders meeting, as well as her nomination of individuals for election at the Company's 2012 annual meeting of stockholders, and to refrain from similar actions during a standstill period ending May 31, 2014.

The transactions are expected to close as soon as practicable.

The foregoing description is a summary of the material terms of the stock repurchase agreements and is qualified in its entirety by reference to the stock repurchase agreements, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Forward-Looking Statements

The foregoing information includes forward-looking statements that are subject to risks and uncertainties, including but not limited to the possibility that the transactions providing for the Company's repurchase of the Estate Shares and Nancy Sherertz's shares may not close. Other factors that could create or contribute to other risks and uncertainties are more fully described in the Company’s filings with the SEC, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2010. The forward-looking statements in this report speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated as of March 9, 2012, by and among Barrett Business Services, Inc., Kimberly J. Jacobsen Sherertz in her capacities as Personal Representative of the Estate of William W. Sherertz and Trustee of the Barrett Share Trust under the Will of William W. Sherertz, and Kimberly J. Jacobsen Sherertz individually.

10.2	Stock Repurchase Agreement, dated as of March 9, 2012, by and between Barrett Business Services, Inc., and Nancy Sherertz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: March 12, 2012	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary